Exhibit 24.4

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby appoints and constitutes Christopher H. Cole and D. Kirk McAllaster, Jr., and each of them, his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute the Post-Effective Amendment No. 1 to the Registration Statement on Form S-11 (Registration No. 333-169533) to which this power of attorney relates, filed by Cole Credit Property Trust IV, Inc., as well as any and all further amendments (including pre-effective and post-effective amendments) to such Registration Statement (as well as any registration statement for the same offering covered by such Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, together with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission and such other agencies, offices and persons as may be required by applicable law, granting unto each said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, each acting alone, and each said attorney-in-fact and agent’s substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Lawrence S. Jones	Director	July 10, 2012
Lawrence S. Jones